UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date earliest event reported) November 16, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-35747	Entergy New Orleans, Inc. (a Texas corporation) 1600 Perdido Street New Orleans, Louisiana 70112 (504) 670-3700	72-0273040
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 16, 2017, Entergy New Orleans, Inc., a Louisiana corporation (the “Company”), changed its state of domicile from Louisiana to Texas. In this process, the Company adopted a Certificate of Formation and Bylaws under the Texas Business Organizations Code, each effective as of November 16, 2017, reflecting certain changes relative to the Amended and Restated Articles of Incorporation and Amended By-Laws governing the Company under the Louisiana Business Corporation Act immediately prior to such date.
The Certificate of Formation and Bylaws included provisions to conform to the requirements of the Texas Business Organizations Code but did not include provisions relating to preferred stock since all of the outstanding preferred stock of the Company had been redeemed prior to the change in domicile.
The Certificate of Formation and Bylaws are attached to this report as Exhibits 3.1 and 3.2, respectively.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
    3.1 Certificate of Formation of Entergy New Orleans, Inc. effective November 16, 2017
    3.2 Bylaws of Entergy New Orleans, Inc. effective November 16, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERGY NEW ORLEANS, INC.
By: /s/ Marcus V. Brown
Name: Marcus V. Brown
Title: Executive Vice President and General Counsel
Dated: November 16, 2017